Exhibit 21.1

List of Subsidiaries

Name	State or Country of Organization
AVIC Haas Chemical (Tianjin) Co., Ltd.	China
Fasteq Limited	United Kingdom
Flintbrook Limited	United Kingdom
Haas BAS TCM	Italy
Haas Chemical Management of Mexico, Inc.	Pennsylvania
Haas Chemical Materials Distribution and Trading Limited Liability Company	Turkey
Haas Corporation of Canada	Pennsylvania
Haas Corporation of China	Pennsylvania
Haas Do Brasil Total Gerenciamento De Productos Quimicos Ltda.	Brazil
Haas FineChem (Shanghai) Co. Ltd.	China
Haas Group Australia Pty Limited	Australia
Haas Group Canada Inc.	Canada
Haas Group Finland Oy	Finland
Haas Group Inc.	Delaware
Haas Group International France	France
Haas Group International GmbH	Germany
Haas Group International Inc.	Pennsylvania
Haas Group International Philippines, Inc.	Philippines
Haas Group International SCM Ireland Limited	Ireland
Haas Group International SCM Limited	United Kingdom
Haas Group International Sp. z o.o.	Poland
Haas Holdings, Inc.	Delaware
Haas International Corporation	Pennsylvania
Haas of Delaware LLC	Delaware
Haas SCM Srl	Italy
Haas TCM China Holdings Limited	Hong Kong
Haas TCM de Mexico S de RL de CV	Mexico
Haas TCM Group of the UK Limited	United Kingdom
Haas TCM Industries LLC	Delaware
Haas TCM Italia Srl	Italy
Haas TCM Malaysia SDN. BHD.	Malaysia
Haas TCM of Israel Inc.	Delaware
Haas TCM of Luxembourg 1, SARL	Luxembourg
Haas TCM of Luxembourg 2, SARL	Luxembourg
Haas TCM of Luxembourg 3, SARL	Luxembourg
Haas TCM of Luxembourg 4, SARL	Luxembourg
Haas TCM Singapore Pte. Ltd.	Singapore
Interfast Europe Limited	United Kingdom
Interfast USA Inc.	Delaware
Interfast USA Holdings Inc.	Delaware
NetMRO Inc.	Florida
RD Taylor & Co. Limited	United Kingdom
Rising Bay Limited	Hong Kong
Wesco Aircraft Canada Inc.	Canada
Wesco Aircraft Canada, LLC	Delaware
Wesco Aircraft Canada LP	Canada
Wesco Aircraft Europe, Ltd	United Kingdom
Wesco Aircraft France SAS	France

Wesco Aircraft Germany GmbH	Germany
Wesco Aircraft Hardware Corp.	California
Wesco Aircraft Hardware Corporation (China).	China
Wesco Aircraft Hardware India Private Limited	India
Wesco Aircraft Italy Srl	Italy
Wesco Aircraft Israel Ltd	Israel
Wesco Aircraft Mexico S.A. de C.V.	Mexico
Wesco Aircraft SF, LLC	Delaware
Wesco Aircraft Singapore Pte. Ltd.	Singapore
Wesco LLC 1	Delaware
Wesco LLC 2	Delaware
Wesco 1 LLP	United Kingdom
Wesco 2 LLP	United Kingdom